UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2013 (February 19, 2013)

Owens & Minor, Inc.

(Exact name of registrant as specified in its charter)

Virginia	1-9810	54-1701843
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

9120 Lockwood Blvd., Mechanicsville, Virginia	23116
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (804) 723-7000

Not applicable

(former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On February 19, 2013, Owens & Minor, Inc. (the “Company”) announced the appointment of Richard A. Meier as Executive Vice President & Chief Financial Officer effective March 1, 2013. Mr. Meier, age 53, served from 2010-2012 as Executive Vice President & Chief Financial Officer of Teleflex, Inc, a global provider of specialty medical devices for a range of procedures in critical care and surgery. From 2007-2009, he served as President & Chief Operating Officer of Advanced Medical Optics, Inc., a global ophthalmic medical device company. Mr. Meier served as Chief Financial Officer and in a variety of other finance and operations roles of Advanced Medical Optics, Inc. from 2002-2007.

As compensation for his services as Executive Vice President & Chief Financial Officer of the Company, Mr. Meier will receive the following: (1) an annualized salary of $575,000 and a $200,000 signing bonus; (2) eligibility to participate in the Company’s annual incentive program with a 2013 cash award equal to the greater of the target level or actual level of performance; (3) a grant of $500,000 in restricted stock, subject to a five-year vesting period; (4) eligibility to participate in annual equity awards, including an initial equity award of $300,000 in restricted stock, subject to a three-year vesting period, and $300,000 in performance shares (in accordance with the Company’s standard grant agreements for such awards in 2013); and (5) eligibility to participate in the Company’s other executive and group benefit programs, including the Management Equity Ownership Program and the executive severance program.

The press release announcing Mr. Meier’s appointment as Executive Vice President & Chief Financial Officer is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

99.1 Press Release issued by the Company on February 19, 2013 Announcing Appointment of Chief Financial Officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OWENS & MINOR, INC.

Date: February 19, 2013	By:	/s/ Grace R. den Hartog
	Name:	Grace R. den Hartog
	Title:	Senior Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description

99.1	Press Release issued by the Company on February 19, 2013 Announcing Appointment of Chief Financial Officer.